PROGRAM MANAGEMENT AGREEMENT

         This Program  Management  Agreement (the "Agreement") is by and between
MedCare  Technologies  Corporation,   a  Nevada  corporation  ("MedCare"),   and
______________ (the "Practice"), and is dated for reference purposes only -----------------, ------.

                                    RECITALS

         A. The Practice is a physician or group of physicians duly licensed and authorized to practice medicine in the State of ________, who are involved on a regular basis in the diagnosis, evaluation and treatment of urinary and rectal incontinence as well as other pelvic dysfunction (the "Conditions").

         B. MedCare is a management company that provides a comprehensive package of support and administrative services designed to assist physicians in operating, as part of their medical practice, an efficient and effective program (the "Program") for the diagnosis and treatment of the Conditions utilizing, among other modalities, behavioral and biofeedback techniques.

         C. The Practice desires to engage MedCare to provide, and MedCare desires to provide to the Practice, the management, administrative and support services required by the Practice's Program.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1  Definitions.   The  following  definitions  shall  apply  to  this
Agreement:

                  a.   "Conditions"   are   problems   of  urinary   and  rectal
incontinence and other pelvic dysfunction, that are amenable to evaluation and treatment through the Procedures.

                  b.  "Program  Equipment"  is  the  equipment   identified  and
described in Schedule 1 hereto.

                  c. "Location" is the physical location at which MedCare provides the Services (as defined below) to the Practice.

                  d. "Program" is the Practice's special and discrete clinical program for the diagnosis, evaluation and treatment of the Conditions.

e. "Procedures" are those clinical interventions for which the Technologist is


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trained  and  qualified  to assist  the  Practice,  under the  supervision  of a physician member of the Practice, as reflected in the Policy and Protocol Manual attached hereto as Exhibit A, including, but not limited to electromyography ("EMG") biofeedback techniques.

                  f. "Services" are the items and services provided by MedCare to the Practice according to the terms and provisions of this Agreement.

                  g. "Technologist" is the person duly trained and qualified to assist the Practice, under the supervision of a physician member of the Practice, in the performance of the Procedures and the operation of the Program and provided to the Practice by MedCare in accordance with this Agreement.

                                    ARTICLE 2

                                   THE PROGRAM

         2.1 The Program. The Program is a discrete system of non-invasive, non-surgical, non-pharmacologic interventions to diagnose, evaluate and treat the Conditions, specifically, urinary and rectal incontinence and other problems of pelvic dysfunction. The Program will include the evaluation of each patient's clinical, cognitive, functional and residential status and will result in a comprehensive treatment regimen for each patient suffering from a Condition. The treatment regime will utilize a combination of EMG biofeedback, bladder retraining, coping strategies and other treatment modalities.

         2.2 Relationship Of The Parties To The Program. The parties hereby agree and acknowledge that the Practice shall have exclusive authority and responsibility for professional supervision and judgements required in the diagnosis of patients with Conditions and in the selection and performance of Procedures on the Practice's patients. MedCare provides various support and administrative services and assistance in operating the Program, but is not a provider or supplier of medical or professional services. The Technologists shall at all times provide services solely under the supervision of the Practice and incident to the professional medical services provided by the Practice.

         2.3 Program Roster. The Practice agrees that MedCare may use the Practice's name, address, telephone number, type of practice, and the fact that the Practice contracts with MedCare and offers an incontinence treatment program in the Practice's practice. Specifically, but without limitation, MedCare may include such information about the Practice in written and verbal communications to other practitioners and on rosters listing physicians who contract with MedCare and who offer incontinence treatment programs.

                                    ARTICLE 3

                             OBLIGATIONS OF MEDCARE

         3.1  Program Equipment.


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                  a. General.  MedCare leases to the Practice,  and the Practice leases from MedCare, the Program Equipment, which shall be available for use by the Practice at the Location on a full time basis. Subject to the approval of the Practice, MedCare shall select, install and maintain the Program Equipment at the Location. The Practice shall at all times direct and control the operation of the Program Equipment.

                  b. Ownership Of Program Equipment. The Program Equipment is and shall at all times be and remain the property of MedCare. The Practice shall have no right, title or interest in the Program Equipment except as expressly set forth in this Agreement.

                  c. Permits And Licenses. MedCare shall assist the Practice in procuring all permits and licenses necessary for the installation and operation of the Program Equipment or any items thereof. The Practice shall assure that only the Technologist shall operate the Program Equipment.

                  d. Repairs And Maintenance. MedCare shall keep the Program Equipment in good repair, condition and working order and shall furnish all parts, mechanisms, devices and service required with respect to the Program Equipment. With respect to items of the Program Equipment for which it is customary to enter into maintenance contracts, MedCare may, at its sole cost and expense, enter into and maintain in force such maintenance contracts.

                  e. Impossibility Of Repair. If an item of the Program Equipment is broken and cannot be repaired within thirty (30) days (or such longer period of time as the parties agree upon) and for a reasonable price, then MedCare agrees, at MedCare's sole cost and expense, to provide the Practice with an item of Program Equipment of like character.

                  f. Warranties. All warranties and service commitments of manufacturers accompanying the Program Equipment shall accrue solely to the benefit of MedCare.

                  g. Surrender. Upon the expiration or earlier termination of this Agreement, the Program Equipment shall be returned as is to MedCare at MedCare's own cost and expense.

                  h. Insurance Of Program Equipment. MedCare, at its own expense, may provide and maintain, for the term of this Lease, insurance against the loss, theft, damage or destruction (and such other risks as are customarily insured against with respect to the type of equipment leased hereunder) of the Program Equipment in an amount deemed reasonable by MedCare. Said insurance shall name MedCare as loss payee thereon.

                  i. Taxes. MedCare shall pay all license fees, gross receipts taxes and excise taxes and all other taxes, assessments and other charges that may be levied upon MedCare's ownership of the Program Equipment. Notwithstanding anything to the contrary herein, should MedCare fail to pay when due all such other fees and taxes, MedCare's failure to do so shall not constitute a default under this Lease and the Practice shall continue to pay rent as before. The Practice shall pay all taxes or other charges that may be levied upon the Practice's use of the Program Equipment.


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                  j. Obsolete  Program  Equipment.  MedCare has no obligation to provide the Practice with new or improved Program Equipment. However, in the event that technological advances result in the obsolescence of the Program Equipment, MedCare shall so inform the Practice and the parties shall negotiate in good faith to replace the Program Equipment.

         3.2      Technologists.

                  a. General. MedCare shall lease to the Practice certain employees (the "Technologists") who are duly licensed, qualified and trained to operate the Program Equipment under the supervision of a physician and to assist the Practice in the operation of the Program including, but not limited to the performance of clinical activities including behavioral, biofeedback and other diagnostic and treatment modalities (the "Procedures"). Technologists shall possess the necessary and appropriate skills, education, credentials, knowledge and experience. In exercising its judgment under this Section, MedCare agrees not to discriminate against any Technologist on the basis of race, religion, age, sex or national origin or otherwise violate any applicable state or federal employment laws.

                  b. Supervision and Control. The Practice shall have the right of approval over each Technologist provided by MedCare. The Practice shall supervise all clinical activities of the Technologist including each Procedure utilizing the Program Equipment and the services of the Technologist. When present at the Location, the Technologist shall be an employee of the Practice and shall at all such times be subject to the exclusive supervision, direction and control of the Practice. The Technologist shall be subject to the continued approval of the Practice and the Practice shall have the right to immediately terminate the Technologist's services and to require M'edCare to identify and provide a replacement Technologist subject to the approval of the Practice. In such event, MedCare shall have a reasonable period of time in which to provide an alternative Technologist as necessary under the terms of this Agreement.

                  c. Compensation and Fringe Benefits. MedCare shall be responsible for the payment of compensation to the Technologist and for the provision of those fringe benefits as MedCare desires to provide to the Technologist; provided, however, that the Practice shall have the right to notify MedCare at any time of its opinion and the reasons therefor regarding the compensation or benefits of the Technologist and MedCare shall seek information from the Practice as to the abilities and performance of the Technologist for purposes of determining such compensation and benefits.

                  d. Taxes and Employment Insurance. MedCare shall be responsible for withholding and remittance of any applicable federal, state or local employment taxes, including, but not limited to FICA, FUTA, SDI and income taxes. Throughout the term of this Agreement, MedCare shall maintain statutory Worker's Compensation Insurance covering the Technologist.

                  e. Scheduling. The Practice shall determine the working schedule for the Technologist in consultation and coordination with MedCare. Practice shall also control the Technologist's time off provided, however,

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that the Practice shall coordinate with MedCare regarding  policies for normally
expected  absences  such  as  vacation,   sick  leave,  holidays  and  emergency
situations.

                  f.  Written  Employment   Agreements.   If  requested  by  the
Practice, MedCare shall require the Technologist to execute a written employment agreement with the Practice in a form acceptable to the Practice.

         3.3 Policies And Protocols. MedCare shall provide model clinical and administrative protocols necessary for the Program, subject to the approval of the Practice (Policies and Protocols Manual, attached hereto as Exhibit A). The Policies and Protocols Manual reflects the clinical activities and methods in which the Technologist is trained and prepared to perform under the supervision, direction and control of the Practice. The Practice shall retain ultimate responsibility for approving policies and procedures applicable to the Program and the provision of Procedures to patients of the Practice. A physician of the Practice shall determine which specific interventions, if any, are medically necessary and appropriate for a particular patient.

         3.4 Public Relations Services. As part of the Services offered pursuant to this Agreement, MedCare will provide such public relations services as MedCare and the Practice determine to be reasonably necessary to promote and develop the Program. MedCare will provide the Practice with written materials and activities for such purposes. The Practice agrees that it will make no further use of any such materials and activities provided to it or on its behalf by MedCare after the expiration or earlier termination of this Agreement. At the request of the Practice, MedCare shall propose a budget for public relations services which shall be attached to and incorporated in this Agreement as
Schedule 3.4.

         3.5 Patient And Reimbursement Information. MedCare shall be responsible for coordinating the Practice's billing, collection and other reimbursement services relative to the Program. Maintenance of patient data for reference and development of case histories is an important aspect of the Program and the Technologist shall be responsible for documenting the Technologist's clinical activities in a manner consistent with accepted standards and the Practice's policies and procedures. Title to all patient data, including pictures, data, disks and cassettes, shall at all times remain with the Practice. The Practice shall provide permanent storage for all patient data at its expense.

         3.6 Technical And Scientific Data. MedCare shall, on an ongoing basis, provide the Practice with training, education and information relative to advances in the diagnosis and treatment of the Conditions, including new equipment, methodologies or other scientific data relevant to the operation of the Program.

         3.7 Billing and Collections. The Practice shall be responsible for performing or arranging for the performance of all billing and collections functions related to the Program. All services rendered by the Practice through the Program shall be billed by the Practice in its own name and under a provider number held by the Practice. MedCare shall provide the Practice with consultation and assistance in billing and collecting as described in Exhibit 3.7.

         3.8  General.   MedCare  shall  at  all  times  conduct  itself  in  an
appropriate and responsible manner so as not to injure the reputation and good standing of the Practice.

                                    ARTICLE 4

                           OBLIGATIONS OF THE PRACTICE

         4.1 Exclusive Manager. The Practice agrees to engage MedCare on an exclusive basis, as manager of the Practice's programs for the diagnosis and treatment of the Conditions utilizing behavioral and biofeedback techniques. The Practice agrees further that it shall not enter into an agreement with any other organization or individual to provide services substantially similar to those provided by MedCare at any time during the term of this Agreement. Any exceptions or limitations to such exclusivity are listed on the attached
Schedule 4.1.

         4.2 The Location. The Practice, at its expense, shall prepare and provide the Location including an area of sufficient space for the performance of the Procedures and for the Program Equipment. The Location shall be in or adjacent to the offices of the Practice. The Practice shall designate the Location for the operation of the Program on a full time basis. The Practice, at its expense, shall provide cleaning, janitorial and laundry services reasonably necessary for the Location and for the performance of the Procedures. The Practice, at its expense, shall, with the exception of the Program Equipment, provide all usual and customary office and clinic supplies, furnishings and equipment (collectively, "Practice Supplies and Equipment") necessary for the operation of the Program. A list of such Practice Supplies and Equipment is attached as Schedule 4.2, however, the list is not intended to be complete or exclusive.MedCare reserves the right to approve the Practice Supplies andEquipment utilized in performing Procedures as part of the Program, which approval shall not be unreasonably withheld.

         4.3 Practice Obligations With Regard To Program Eauipment. The Practice, at its expense, shall provide utilities for the installation and ongoing operation of the Program and the Equipment. MedCare shall provide necessary information and specifications regarding required utilities, including, but not limited to, power, lighting, and heating and air conditioning. The Practice shall not remove the Equipment from the Location without the prior written consent of MedCare. Except as created or permitted by MedCare, the Practice shall keep the Equipment free and clear of all levies, liens and encumbrances.

         4.4 Procedures. For each Procedure conducted as part of the Program, the Practice shall determine the appropriate intervention and shall provide the Technologist with information regarding the patient relevant to the Procedure to be conducted. The Practice shall be responsible for obtaining informed consent from the patient prior to the performance of any Procedures. The Practice shall be professionally responsible for, and shall supervise all such Procedures and shall insure such responsibility during the term hereof as provided in Section
8.1. The Practice also shall be responsible for the administration of other tests, treatments and procedures not provided as part of the Program as deemed necessary or appropriate by the Practice.

         4.5 Noninterference. The Practice acknowledges that MedCare has made a significant investment in training the Technologist and that the experience, knowledge, and skills of the Technologist obtained through MedCare are unique and important to MedCarels ongoing business operations. The Practice agrees that the Technologist is an asset of MedCare, and that during the term of this Agreement, and for one (1) year thereafter, no proposal of any business relationship with the Technologist, other than pursuant to this Agreement, shall be made, offered or accepted by the Practice without the express written consent of MedCare. The provisions of this Section 4.4, however, shall in no way diminish the Practice's right to control and direct the Technologist assigned to the Practice by MedCare as a common-law employee when the Technologist is present at the Location or the Practice's facility performing Service related obligations.

         4.6 Group Practice. If the Practice consists of two or more physicians, the Practice represents and warrants that the Practice meets the definition of a "Group Practice" under 42 USC Section 1395nn and any applicable state laws. For purposes of 42 USC Section 1395nn, the Practice specifically represents and warrants that the Practice is a group of two or more legally organized physicians and during the term of this Agreement (i) each Practice physician shall furnish substantially the full range of his or her services through the use of shared office space, (ii) substantially all of the services of Practice physicians shall be furnished through the Practice and billed in the name of the Practice, (iii) the Practice shall allocate costs and expenses and distribute income generated by Practice physicians in accordance with predetermined methodologies, and (iv) the Practice physicians shall personally conduct no less than seventy-five percent (75%) of the physician-patient encounters of the Practice.

         4.7 General. The Practice shall at all times conduct itself in an appropriate and responsible manner so as to not injure (i) the reputation and good standing of MedCare or the Technologists, or (ii) the Equipment (normal wear and tear excepted).

                                    ARTICLE 5

                             FINANCIAL ARRANGEMENTS

         5.1 Compensation. As consideration for the Services provided hereunder, the Practice agrees to pay to MedCare a Management Fee as described in Schedule 5.1, which is attached to, and incorporated in, this Agreement. MedCare shall provide the Practice with a monthly invoice of the amounts due MedCare. Payment is due thirty (30) days from the date of the related invoice.

         5.2 Late Payment. In addition to any other amount due MedCare under this Agreement, the Practice shall pay MedCare, with regard to any amounts not paid when due under this Agreement, a monthly charge equal to the product of one and one-half percent (1-1/2%) (or the highest amount permitted by law, if lower), multiplied by all amounts past due under this Agreement.

                                    ARTICLE 6

                     TERM, EXTENSION OF TERM AND TERMINATION

         6.1 Term. This Agreement shall commence on April 1, 1998 (the "Effective Date") and shall remain in effect for a period of five (5) years following the Effective Date. The term of this Agreement shall automatically extend for additional five (5) year periods following the expiration of the original term, or following the expiration of each extension period thereafter, unless either the Practice or MedCare, not less than ninety (90) days prior to the expiration of the applicable period, notifies the other in writing of its intention to terminate the Agreement as of the last day of the applicable period.

         6.2 Termination. This Agreement may be terminated for cause under the following circumstances:

                  a. MedCare may terminate this Agreement if the Practice fails to make payment when due under this Agreement or any other Agreement with MedCare, provided that payment is not made within ten (10) days after notice of such failure has been delivered to the Practice.

                  b. The non-breaching party may terminate this Agreement if either party materially breaches any term or condition of this Agreement, provided, the breach is not cured by the breaching party within sixty (60) days after receipt of written notice from the terminating party setting forth the details of the breach and the intent to terminate.

                  c. Either party may terminate this Agreement effective immediately upon giving notice, if the other party files a petition in bankruptcy, is adjudicated as bankrupt, takes advantage of the insolvency laws of any jurisdiction, makes an assignment for the benefit of its creditors, is voluntarily or involuntarily dissolved or has a receiver, trustee or other court officer appointed with respect to its property that is not discharged within a period of sixty (60) days.

         6.3 Jeopardy. In the event of any legislative or regulatory change or determination, whether federal or state, which has or would have a significant adverse impact on either party hereto in connection with the performance of this Agreement, or in the event that performance by either party of any term, covenant, condition or provision of this Agreement should for any reason be in violation of any statute, regulation, or otherwise be deemed illegal, the affected party shall have the right to require that the other party renegotiate the terms of this Agreement, such renegotiated terms to become effective not later than thirty (30) days after receipt of written notice of such request for renegotiation. If the parties fail to reach an agreement satisfactory to both parties within thirty (30) days of the request for renegotiation, the party requesting such renegotiation may terminate this Agreement upon thirty (30) days prior written notice to the other party.

                                    ARTICLE 7

                   BOOKS, RECORDS AND CONFIDENTIAL INFORMATION

         7.1 Service Books and Records. The ownership and the right of control of all reports, records, and supporting documents prepared in connection with the Program shal1 vest in the Practice. MedCare shall have such right of access to reports, records and supporting documentation as shall be provided and allowed by state law or as may be otherwise agreed upon between the parties.

         7.2 Audits. MedCare shall have the right to audit, at MedCare's sole expense, the books and records of the Practice as such records relate to the Program.

         7.3 Confidentiality. In connection with the Program and the provision of the Services to the Practice, MedCare will provide the Practice with certain oral and written information ("Information"). As a condition of receiving
Information, the Practice and each of the Practice's directors, officers, employees, agents, advisors and affiliates (collectively, "Representatives") agree to treat Information in accordance with the following:

                  a. The Practice will inform the Practice's Representatives of the confidential nature of Information and the Representatives will agree to be bound by this Section 7.3 in the same manner as the Practice is bound. The Practice is responsible for any breach of this Section 7.3 by the Practice's Representatives.

                  b. The term "Information" does not include material generally available to the public or revealed to the Practice by a source other than MedCare, provided that such source is not also under an obligation of confidentiality. The term "person" as used in this Section 7.3 shall be interpreted broadly to include, without limitation, any corporation, company, partnership or individual. The term "document" as used in this Section 7.3 shall be interpreted broadly to include any means of recording information, including, but not limited to any print or electronic media.

                  c.  For  a  period  of  one  (1)  year  after   disclosure  of
Information to the Practice, the Practice will not disclose or discuss Information with any person except the Practice's Representatives. The Practice will use Information solely in connection with the Program and the provision of Procedures to its patients, and will not use Information in any way detrimental to MedCare. The Practice shall use the same degree of care as the Practice uses to protect the Practice's own proprietary information of a like nature, but no less than a reasonable degree of care, to prevent the unauthorized dissemination of Information.

                  d. The Practice shall have the right to disclose Information in response to a court order or as otherwise required by law, provided, in the event that the Practice receives such an order, the Practice will promptly notify MedCare of such request(s), and make a reasonable effort to obtain a protective order to protect the confidentiality of Information or otherwise cooperate with MedCare in taking legal steps to resist or narrow the scope of such order.

                  e. Upon the request of MedCare, the Practice will promptly return to MedCare all original documents and all reproductions of Information in the possession of the Practice. The Practice will also destroy all derivative documents in the possession of the Practice containing or reflecting any Information. An authorized officer of the Practice shall supervise and upon request, provide MedCare with a written certification of the destruction of such derivative documents.

                  f. Without the prior written consent of MedCare, the Practice shall not disclose to any person any of the terms, conditions or other facts with respect to the Program, the Services or this Agreement except in response to a court order or as otherwise required by law.

                  g. MedCare does not grant to the Practice any license or convey to the Practice any intellectual property rights by this Section 7.3, except the limited right to use Information for the specific purpose of providing the Program to its patients.

                  h. In the event of a breach of any  provision  of this Section
7.3 by the Practice, MedCare could not be fully or adequately compensated in damages and that, in addition to any other relief to which MedCare may become entitled, MedCare shall be entitled to temporary and permanent injunctive and other equitable relief. Without limiting the generality of the foregoing, a showing by MedCare of any breach of any provision of this Section 7.3 shall constitute, for the purposes of all judicial determinations of the issues, conclusive proof of all elements necessary to entitle MedCare to interim and permanent injunctive relief against the Practice. In the event of an action for enforcement of this Section 7.3, the prevailing party shall have the right to collect from the other party all costs of such enforcement including reasonable attorneys, fees.

         7.4 Non-Solicitation. During the term of this Agreement and for a period of two (2) years following the expiration or earlier termination of this Agreement, neither Practice nor any of its members, employees, agents, representatives or affiliates will, without the prior written approval of MedCare, employ or enter into any joint venture, independent contractor or other business relationship with any employees of MedCare.

                                    ARTICLE 8

                                    INSURANCE

         8.1 Insurance of the Practice. The Practice is responsible for all professional liability risks associated with the performance of Procedures on its patients, including the performance of Procedures by the Technologist under the supervision of a physician member of the Practice. The Practice agrees to maintain during the term of this Agreement, professional liability insurance, with a limit of liability of no less than $1,000,000 aggregate per policy year, which insures the Practice against the professional risks of performing Procedures on its patients. The Practice shall upon request provide MedCare ith a certificate of insurance confirming such coverage, and further agrees to promptly advise MedCare of the termination of such coverage, or any material modification of the coverage.

         8.2 Insurance by MedCare. MedCare at its sole expense agrees to maintain during the term of this Agreement the following insurance coverages:

                  a. Comprehensive general liability insurance written by an insurance company licensed to transact business at the Location covering MedCare's responsibilities hereunder with a limit of liability not less than $1,000,000 aggregate per policy year;

                  b.  Worker's compensation insurance covering Technologist; and

                  c. Products liability insurance with a limit of liability not less than $1,000,000 aggregate per policy year.

         MedCare, upon the Practice's request, shall provide the Practice with a certificate of insurance confirming such coverages. MedCare promptly shall advise the Practice of the termination of such coverage or any material modification of such coverage.

                                    ARTICLE 9

                               DISPUTE RESOLUTION

         Any claim, controversy or dispute that arises between the Practice and MedCare regarding the rights, duties, or liabilities hereunder of either party shall be settled by arbitration under the rules of the National Health Lawyers Association Alternative Dispute Resolution Service. In the event of the failure or refusal of a party to enter into arbitration as required by this Agreement, the other party, after demand for arbitration and the failure or refusal of the other to comply, may file a civil action based upon any applicable cause of action arising out of this Agreement.

                                   ARTICLE 10

                          GENERAL TERMS AND CONDITIONS

         10.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the respective legal successors and assigns of the parties hereto; provided, however, that neither party may assign this Agreement without the prior written consent of the other party.

         10.2 Force Majeure. If either MedCare or the Practice is delayed in or prevented from the performance of either party's respective obligations hereunder by any act or neglect of the other party, or by labor disputes, fire, unusual delay in transportation, adverse weather conditions not reasonably anticipated, unavoidable casualties, or causes beyond either party's control, then the time for performance of an obligation hereunder shall be extended for a reasonable time.

         10.3 Headings. The article and section headings used in this Agreement are for purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Agreement.

         10.4 Notices. Any notice, demand, approval, consent, or other communication required or desired to be given under this Agreement in writing shall be personally served or given by over-night express carrier or by mail, and if mailed, shall be deemed to have been given when two (2) business days have elapsed from the date of deposit in the United States mails, certified and postage prepaid, addressed to the party to be served at the following address or such other address as may be given in writing to the parties.

                  PRACTICE:





                  MEDCARE: MedCare Technologies Corporation c/o MedCare Technologies, Inc. Suite 216
                                            1628 West First Avenue
                                            Vancouver, B.C.
                                            Canada V6J 1G1
                                            Attn: Jeffrey Aronin, President

         10.5 Attorneys' Fees. If any legal action or arbitration or other proceeding is commenced concerning this Agreement, whether by MedCare or the Practice, the prevailing party shall recover from the losing party reasonable attorneys' fees and costs and expenses, including those of appeal and not limited to taxable costs, incurred by the prevailing party, in addition to all other remedies to which the prevailing party may be entitled. If a claim or claims asserted by a third party against MedCare or the Practice or both of them arise from an action or omission by the other, the party responsible for the action or omission shall be the losing party, and the other party shall be the prevailing party, for purposes of the foregoing sentence.

         10.6 Entire Agreement: Waiver. This Agreement and all other documents incorporated or referred to herein, supersede all prior understandings or contract and constitute the entire agreement existing between the parties respecting the subject matter of this Agreement, and neither party shall be entitled to any benefits other than as specified. No waiver or discharge of any breach of this Agreement shall be effective unless it is in writing signed by both MedCare and the Practice. Any waiver of any breach of any provision of this Agreement shall not be a waiver of any subsequent breach of the same or of any other provision of this Agreement.

         10.7 Amendment of Agreement. This Agreement may not be modified except in a writing signed by both parties.

         10.8 Severability. If any provision in this Agreement is held by a court of competent jurisdiction or in a legal arbitration to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way, but shall be enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially or adversely frustrate the parties essential objectives as expressed herein. The parties further acknowledge and agree that it is their intention that the provisions hereof be binding only to the extent that they may be lawful under existing applicable laws, and in the event that any provision hereof is determined by a court of law or arbitrator to be overly broad or unenforceable, the parties hereto agree to the modification of such provisions to the minimum extent required to make them valid and enforceable.

         10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of _______ governing contracts entered into in, and to be wholly performed within, said state.

         10.10 Authority. Any entity signing this Agreement on behalf of any other entity hereby represents and warrants in its individual capacity that it has full authority to do so on behalf of the other entity. Any individual signing this Agreement on behalf of an entity hereby represents and warrants in his individual capacity that he has full authority to do so on behalf of such entity.

         10.11 Exhibits and Schedules. Each and every exhibit and schedule to which reference is made in this Agreement is incorporated into this Agreement as if set forth in full herein.

         10.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Practice and MedCare have executed this Agreement on the dates set opposite their signatures below.

"MedCare"                                         "Practice"


------------------------                          ------------------------------
Jeffrey Aronin                                    By:
Its: President, COO                               Its:
     --------------                                    ------------------

Date:                                             Date:
      ---------------------------                       -------------------

                                    EXHIBIT A

                           POLICY AND PROTOCOL MANUAL

                                   SCHEDULE 1

                                PROGRAM EQUIPMENT

Laptop computer, printer and monitors.

Biofeedback equipment, electrodes, cables and probes.

Telephone.

                                  SCHEDULE 3.7

                        BILLING AND COLLECTION ASSISTANCE

         The Practice is responsible for all billing and collections for services provided by the Practice through the Program. All such services shall be billed in the name of the Practice and under a provider number held by the Practice.

         MedCare will collect and provide to the Practice's billing personnel, information and data necessary for billing the services provided by the Practice through the Program. MedCare will also provide the Practice with billing and collections advice, consultation and assistance as necessary and appropriate.

         In the event that the Practice's collections for the services provided through the Program are unsatisfactory, MedCare shall assist the Practice in negotiations with, and appeals to, third party payors.

                                  SCHEDULE 4.1

                                   EXCLUSIVITY

                                  SCHEDULE 4.2

                         PRACTICE SUPPLIES AND EQUIPMENT

Copy Machine

Fax Machine

Patient Examination Table or Reclining Table

Administrative Work Space (Desk or Countertop)

Basic Exam Room Supplies:

         Exam Gloves
         Tissues
         Lubricant
         Table Paper
         Patient Gowns
         Patient Drapes
         Towels
         Soaps, Cleaners, Disinfecting Solutions

                                  SCHEDULE 5.1

                                 MANAGEMENT FEE

         MedCare shall invoice the Practice for the Management Fee on a monthly basis. The Practice shall pay the Management Fee to MedCare within thirty (30) days of receipt of the invoice.

         For the routine services provided by the Practice through the Program, the Practice shall pay to MedCare a Management Fee of $[PROPRIETARY] for each patient encounter, allocated to MedCare's services as follows:


                  General Administration                      $[PROPRIETARY]
                  Technician                                  $[PROPRIETARY]
                  Billing & Collections Assistance            $[PROPRIETARY]
                  Intellectual Property                       $[PROPRIETARY]
                  Equipment/Supplies                          $[PROPRIETARY]


         For new or additional services provided by the Practice through the Program, MedCare and the Practice shall negotiate the Management Fee for each patient encounter taking into account any additional equipment or additional technician training necessary for the performance of such new or additional services.

         After 100 patients have been evaluated and treated through the Program, either party shall have the right to request a renegotiation of the Management Fee, provided that in no event shall the Management Fee be renegotiated more often than annually.

                               FIRST AMENDMENT TO
                          PROGRAM MANAGEMENT AGREEMENT

         This  First   Amendment  To  Program   Management   Agreement   ("First
Amendment") is dated, for reference purposes only, the 15th day of May, 1998, by
and   between   MedCare   Technologies   Corporation,   a   Nevada   corporation
 .("MedCarell), and _______________ (the "Practice"), (individually, a "Party" and collectively, the "Parties"), and is effective as of the Effective Date, as defined in that certain Program Management Agreement dated the _____ day of ______________, 199_, by and between the Practice and MedCare (the "Agreement").

                                   WITNESSETH:

         A. The Practice is a physician or group of physicians, who are involved on a regular basis in the diagnosis, evaluation and treatment of urinary and rectal incontinence as well as other pelvic dysfunction (the "Conditions"),

         B. MedCare is a management company engaged by the Practice under the terms of the Agreement to provide a comprehensive package of support and administrative services designed to assist the Practice in operating an efficient and effective program (the "Program") for the diagnosis and treatment of the Conditions utilizing, among other modalities, behavioral and biofeedback techniques.

         C. The Parties desire to amend the Agreement with regard to the Management Fee, MedCare's responsibility to perform billing and collection services, MedCare's record retention obligation, and the Parties, dispute resolution procedure.

         NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the Parties have agreed and do hereby agree as follows:

         1.       Amendments.

                  a. Compensation. The Parties desire to amend Schedule 3.7 of the Agreement to provide that the Practice shall be responsible for all billing and collections activities and MedCare shall provide the Practice with information and advice on billing issues and shall assist the Practice on collection matters. Therefore, Schedule 3.7 is hereby amended to read in its entirety as follows:

                                  SCHEDULE 3.7
                        BILLING AND COLLECTION ASSISTANCE

     The Practice is responsible for all billing and collections for services provided by the Practice through the Program. All such services shall be billed in the name of the Practice and under a provider number held by the Practice.

         MedCare will collect and provide to the Practice's billing personnel, information and data necessary for billing the services provided by the Practice through the Program. MedCare will also provide the Practice with billing and collections advice, consultation and assistance as necessary and appropriate.

         In the event that the Practice's collections for the services provided through the Program are unsatisfactory, MedCare shall assist the Practice in negotiations with, and appeals to, third party payors.

                  b. Compensation. The Parties desire to amend Schedule 5.1 of the Agreement to provide that the Management Fee shall be calculated as a fixed amount rather than as a percentage. Therefore, Schedule 5.1 is hereby amended to read in its entirety as follows:

                                  SCHEDULE 5.1
                                 MANAGEMENT FEE

                  MedCare shall invoice the Practice for the Management Fee on a monthly basis. The Practice shall pay the Management Fee to MedCare within thirty (30) days of receipt of the invoice.

                  For the routine services provided by the Practice through the Program, the Practice shall pay to MedCare a Management Fee of $[PROPIETARY] for each patient encounter, allocated to MedCare's services as follows:


                  General Administration                      $[PROPRIETARY]
                  Technician                                  $[PROPRIETARY]
                  Billing & Collections Assistance            $[PROPRIETARY]
                  Intellectual Property                       $[PROPRIETARY]
                  Equipment/Supplies                          $[PROPRIETARY]


                  For new or additional services provided by the Practice through the Program, MedCare and the Practice shall negotiate the Management Fee for each patient encounter taking into account any additional equipment or additional technician training necessary for the performance of such new or additional services.

                  After 100 patients have been evaluated and treated through the Program, either party shall have the right to request a renegotiation of the Management Fee, provided that in no event shall the Management Fee be renegotiated more often than annually.

                  c.  Records.  The Parties  determined  that the  provisions of
Section 952 of the Omnibus Budget and Reconciliation Act of 1980 ("Act") are not applicable to the activities performed under the Agreement. Therefore, Section
7.2 MedCare's Books and Records, which required MedCare to maintain the records required by Section 952 of the Act is hereby deleted from the Agreement in its entirety.

                  d. Arbitration. The Parties desire to amen Article 9 to provide for the use of the National Health Lawyers Association Alternative Dispute Resolution Service. Therefore, Article 9 is hereby amended to read in its entirety as follows:

                                    ARTICLE 9
                               DISPUTE RESOLUTION

                  Any claim, controversy or dispute that arises between the Practice and MedCare regarding the rights, duties, or liabilities hereunder of either party shall be settled by arbitration under the rules of the National Health Lawyers Association Alternative Dispute Resolution Service. In the event of the failure or refusal of a party to enter into arbitration as required by this Agreement, the other party, after demand for arbitration and the failure or refusal of the other to comply, may file a civil action based upon any applicable cause of action arising out of this Agreement.

         2. Definitions. All words and phrases that are defined in any of the referenced agreements or instruments shall have the same meanings when used in this First Amendment, except as any such words and phrases are modified by this First Amendment.

         3. Effect. The parties hereby confirm and agree that except as specifically provided for herein, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set opposite their signatures below.

MedCare:                                 MedCare Technologies Corporation


Date:
      ---------------------------        ---------------------------------------
                                         By:
                                            ------------------------------------
                                         Its:
                                            ------------------------------------

The Practice:
                                         ---------------------------------------

Date:
      ------------------------           ---------------------------------------
                                         By:
                                            ------------------------------------
                                         Its:
                                            ------------------------------------